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EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-66738, 33-86946, 33-92878, 33-95050, 33-98170, 333-1632, 333-15655,
333-29431, 333-52417 and 333-58605 on Form S-8, Registration Statement No. 333-41111 on Form S-3 and Registration Statement No. 333-03696 on Form S-4 of PETsMART, Inc. of our report dated March 19, 2001 (except for Note 17, as to which the date is April 30, 2001), appearing in this Annual Report on Form 10-K of PETsMART, Inc. for the year ended January 28, 2001.


Deloitte & Touche LLP

Phoenix, Arizona
April 30, 2001